UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed in the Current Reports on Form 8-K filed by iGATE Corporation (the “Company”) on January 12, 2011 and February 4, 2011, the contents of which are incorporated by reference herein, in connection with the acquisition of a majority equity interest in Patni Computer Systems Limited, iGATE Corporation (the “Company”) entered into a Securities Purchase Agreement, dated as of January 10, 2011 (the “Purchase Agreement”), with Viscaria Limited (the “Investor”). On May 9, 2011, the Company and the Investor completed a second closing (the “Second Closing”) pursuant to the terms of the Purchase Agreement. At the Second Closing, the Company sold and issued to the Investor 120,000 shares of 8.00% Series B Convertible Participating Preferred Stock, no par value per share (the “Series B Preferred Stock”) for an aggregate purchase price of $120 million.

As previously disclosed, on February 1, 2011, the Company and the Investor completed a first closing (the “First Closing”) pursuant to the terms of the Purchase Agreement. At the First Closing, the Company sold and issued to the Investor 210,000 shares of Series B Preferred Stock, for an aggregate purchase price of $210 million.

The Series B Preferred Stock was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Series B Preferred Stock was sold without underwriting discounts or commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

May 12, 2011